Exhibit 99.1

Appian Announces Second Quarter 2023 Financial Results

Second quarter cloud subscription revenue increased 30% year-over-year to $74.4 million

McLean, VA – August 3, 2023 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2023.

“Appian is leading in AI-based process automation. Our practical and private approach to AI is garnering customer and media interest, differentiating us from the competition,” said Matt Calkins, CEO & Founder.

Second Quarter 2023 Financial Highlights:

•Revenue: Cloud subscription revenue was $74.4 million, up 30% compared to the second quarter of 2022. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 22% year-over-year to $93.8 million. Professional services revenue was $33.9 million, an increase of 2% compared to the second quarter of 2022. Total revenue was $127.7 million, up 16% compared to the second quarter of 2022. Cloud subscription revenue retention rate was 115% as of June 30, 2023.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(40.7) million, compared to $(42.7) million for the second quarter of 2022. Non-GAAP operating loss was $(27.1) million, compared to $(26.8) million for the second quarter of 2022.
•Net loss and non-GAAP net loss: GAAP net loss was $(42.4) million, compared to $(49.4) million for the second quarter of 2022. GAAP net loss per share was $(0.58) for the second quarter of 2023, compared to $(0.68) for the second quarter of 2022. Non-GAAP net loss was $(28.5) million, compared to $(33.4) million for the second quarter of 2022. Non-GAAP net loss per share was $(0.39), compared to the $(0.46) net loss per share for the second quarter of 2022. GAAP and non-GAAP net loss for the second quarter of 2023 included $1.2 million, or $0.02 per share, of foreign currency exchange gains. GAAP and non-GAAP net loss for the second quarter of 2022 included $6.5 million, or $(0.09) per share, of foreign currency exchange losses. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(24.7) million, compared to adjusted EBITDA loss of $(25.0) million for the second quarter of 2022.
•Balance sheet and cash flows: As of June 30, 2023, Appian had total cash, cash equivalents, and investments of $237.0 million. Net cash used by operating activities was $(11.9) million for the three months ended June 30, 2023, compared to $(29.7) million of net cash used by operating activities for the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Drives Productivity Revolution with Generative AI Strategy and Expanded AI Roadmap
•The French National Rugby League Scores Big with Appian Process Automation
•Appian Selected for 2023 CRN Partner Program Guide
•Appian Announces NEW EMEA Headquarters in the City of London
•2023 Appian Innovation Awards Highlight Business Impact of Data Fabric for Process Automation

Financial Outlook:

As of August 3, 2023, guidance for 2023 is as follows:

•Third Quarter 2023 Guidance:

◦Cloud subscription revenue is expected to be between $75.5 million and $76.5 million, representing year-over-year growth of 25% to 26%.
◦Total revenue is expected to be between $134.0 million and $136.0 million, representing a year-over-year increase of 14% to 15%.
◦Adjusted EBITDA loss is expected to be between $(16.0) million and $(12.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.28) and $(0.23), assuming weighted average common shares outstanding of 73.3 million.

•Full Year 2023 Guidance:

◦Cloud subscription revenue is expected to be between $299.0 million and $301.0 million, representing year-over-year growth of 26% to 27%.
◦Total revenue is expected to be between $538.0 million and $543.0 million, representing a year-over-year increase of 15% to 16%.
◦Adjusted EBITDA loss is expected to be between $(67.0) million and $(63.0) million.
◦Non-GAAP net loss per share is expected to be between $(1.16) and $(1.10), assuming weighted average common shares outstanding of 73.2 million.

Conference Call Details:

Appian will host a conference call today, August 3, 2023, at 4:30 p.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2023 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at http://investors.appian.com.

About Appian

Appian is a software company that automates business processes. The Appian AI-Powered Process Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

1 https://register.vevent.com/register/BI0cede263c5164a2c88812a773ab79ac6

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include non-GAAP net loss, non-GAAP net loss per share, and non-GAAP operating loss. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases, which are not indicative of our core operating performance and are not part of our normal course of business, and severance costs related to involuntary reductions in our workforce. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, the Company believes removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other (income) expenses, net, (2) interest expense, (3) income tax expense (benefit), (4) depreciation and amortization, (5) stock-based compensation expense, (6) litigation expenses directly associated with the Pegasystems cases, and (7) severance costs. The most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2023, future investment by Appian in its go-to-market initiatives, increased demand for the Appian AI-Powered Process platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, Appian’s ability to meet its financial covenants under its Credit Agreement, and the additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 16, 2023 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$171,530	$148,132
Short-term investments and marketable securities	65,430	47,863
Accounts receivable, net of allowance of $2,206 and $2,125, respectively	134,016	165,964
Deferred commissions, current	30,389	30,196
Prepaid expenses and other current assets	32,720	28,093
Restricted cash, current	2,272	2,249
Total current assets	436,357	422,497
Property and equipment, net of accumulated depreciation of $21,054 and $18,864, respectively	44,514	41,855
Goodwill	26,618	26,349
Intangible assets, net of accumulated amortization of $3,486 and $2,715, respectively	4,562	5,251
Right-of-use assets for operating leases	39,197	37,248
Deferred commissions, net of current portion	55,471	55,788
Deferred tax assets	2,466	1,940
Other assets	3,171	3,286
Total assets	$612,356	$594,214
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,104	$7,997
Accrued expenses	11,943	12,227
Accrued compensation and related benefits	34,630	40,718
Deferred revenue	191,672	194,768
Debt	65,431	2,740
Operating lease liabilities	9,876	8,681
Other current liabilities	4,295	3,121
Total current liabilities	324,951	270,252
Long-term debt	142,874	115,379
Operating lease liabilities	60,079	57,225
Deferred revenue	3,734	5,556
Deferred tax liabilities	86	102
Total liabilities	531,724	448,514
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 41,615,737 shares issued and outstanding as of June 30, 2023; 500,000,000 shares authorized and 41,320,091 shares issued and outstanding as of December 31, 2022	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,596 shares issued and outstanding as of June 30, 2023; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2022	3	3
Additional paid-in capital	579,378	561,390
Accumulated other comprehensive loss	(11,118)	(7,246)
Accumulated deficit	(487,635)	(408,451)
Total stockholders’ equity	80,632	145,700
Total liabilities and stockholders’ equity	$612,356	$594,214

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscriptions	$93,794	$76,668	$192,751	$160,388
Professional services	33,921	33,395	70,199	63,941
Total revenue	127,715	110,063	262,950	224,329
Cost of revenue
Subscriptions	10,779	8,528	21,227	16,751
Professional services	26,066	24,765	51,711	47,563
Total cost of revenue	36,845	33,293	72,938	64,314
Gross profit	90,870	76,770	190,012	160,015
Operating expenses
Sales and marketing	62,581	56,166	125,671	102,192
Research and development	39,743	33,842	81,367	63,778
General and administrative	29,208	29,509	58,902	60,658
Total operating expenses	131,532	119,517	265,940	226,628
Operating loss	(40,662)	(42,747)	(75,928)	(66,613)
Other non-operating expense
Other (income) expense, net	(3,886)	6,153	(6,576)	6,940
Interest expense	4,755	60	7,873	134
Total other non-operating expense	869	6,213	1,297	7,074
Loss before income taxes	(41,531)	(48,960)	(77,225)	(73,687)
Income tax expense (benefit)	824	394	1,959	(1,179)
Net loss	$(42,355)	$(49,354)	$(79,184)	$(72,508)
Net loss per share:
Basic and diluted	$(0.58)	$(0.68)	$(1.09)	$(1.00)
Weighted average common shares outstanding:
Basic and diluted	73,041	72,390	72,956	72,272

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscriptions	$230	$249	$502	$428
Professional services	1,472	1,330	3,063	2,387
Operating expenses
Sales and marketing	2,772	2,266	5,217	4,054
Research and development	2,910	3,063	6,536	5,377
General and administrative	3,764	2,240	6,886	3,845
Total stock-based compensation expense	$11,148	$9,148	$22,204	$16,091

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(79,184)	$(72,508)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	22,204	16,091
Depreciation and amortization	4,705	3,573
Bad debt expense	419	(1)
Amortization of debt issuance costs	223	—
Deferred income taxes	(518)	(1,302)
Changes in assets and liabilities
Accounts receivable	28,663	12,132
Prepaid expenses and other assets	(4,924)	(5,334)
Deferred commissions	123	(1,777)
Accounts payable and accrued expenses	719	2,098
Accrued compensation and related benefits	(6,240)	(4,923)
Other current and non-current liabilities	1,066	(395)
Deferred revenue	(6,574)	2,990
Operating lease assets and liabilities	2,116	(905)
Net cash used by operating activities	(37,202)	(50,261)
Cash flows from investing activities
Purchases of investments	(53,443)	(31,214)
Proceeds from investments	35,876	36,473
Purchases of property and equipment	(7,805)	(4,685)
Net cash (used by) provided by investing activities	(25,372)	574
Cash flows from financing activities
Proceeds from borrowings	92,000	—
Debt repayments	(1,687)	—
Payments for debt issuance costs	(411)	—
Payments for employee taxes related to the net share settlement of equity awards	(4,775)	—
Proceeds from exercise of common stock options	559	25,030
Net cash provided by financing activities	85,686	25,030
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	309	(205)
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,421	(24,862)
Cash, cash equivalents, and restricted cash at beginning of period	150,381	103,960
Cash, cash equivalents, and restricted cash at end of period	$173,802	$79,098

Supplemental disclosure of cash flow information
Cash paid for interest	$2,731	$145
Cash paid for income taxes	$1,472	$524
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$392	$96

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expenses	Severance Costs	Non-GAAP Measure
Three Months Ended June 30, 2023
Subscriptions cost of revenue	$10,779	$(230)	$—	$(19)	$10,530
Professional services cost of revenue	26,066	(1,472)	—	(35)	24,559
Total cost of revenue	36,845	(1,702)	—	(54)	35,089
Total operating expense	131,532	(9,446)	(347)	(2,041)	119,698
Operating loss	(40,662)	11,148	347	2,095	(27,072)
Income tax impact of above items	824	221	7	42	1,094
Net loss	(42,355)	11,369	354	2,137	(28,495)
Net loss per share, basic and diluted	$(0.58)	$0.16	$—	$0.03	$(0.39)

Six Months Ended June 30, 2023
Subscriptions cost of revenue	$21,227	$(502)	$—	$(30)	$20,695
Professional services cost of revenue	51,711	(3,063)	—	(158)	48,490
Total cost of revenue	72,938	(3,565)	—	(188)	69,185
Total operating expense	265,940	(18,639)	(2,189)	(6,111)	239,001
Operating loss	(75,928)	22,204	2,189	6,299	(45,236)
Income tax impact of above items	1,959	563	56	160	2,738
Net loss	(79,184)	22,767	2,245	6,459	(47,713)
Net loss per share, basic and diluted	$(1.09)	$0.31	$0.03	$0.09	$(0.65)

	GAAP Measure	Stock-Based Compensation	Litigation Expenses	Non-GAAP Measure
Three Months Ended June 30, 2022
Subscriptions cost of revenue	$8,528	$(249)	$—	$8,279
Professional services cost of revenue	24,765	(1,330)	—	23,435
Total cost of revenue	33,293	(1,579)	—	31,714
Total operating expense	119,517	(7,569)	(6,831)	105,117
Operating loss	(42,747)	9,148	6,831	(26,768)
Net loss	(49,354)	9,148	6,831	(33,375)
Net loss per share, basic and diluted	$(0.68)	$0.13	$0.09	$(0.46)

Six Months Ended June 30, 2022
Subscriptions cost of revenue	$16,751	$(428)	$—	$16,323
Professional services cost of revenue	47,563	(2,387)	—	45,176
Total cost of revenue	64,314	(2,815)	—	61,499
Total operating expense	226,628	(13,276)	(18,623)	194,729
Operating loss	(66,613)	16,091	18,623	(31,899)
Net loss	(72,508)	16,091	18,623	(37,794)
Net loss per share, basic and diluted	$(1.00)	$0.22	$0.26	$(0.52)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of adjusted EBITDA:
GAAP net loss	$(42,355)	$(49,354)	$(79,184)	$(72,508)
Other (income) expense, net	(3,886)	6,153	(6,576)	6,940
Interest expense	4,755	60	7,873	134
Income tax expense (benefit)	824	394	1,959	(1,179)
Depreciation and amortization	2,364	1,800	4,705	3,573
Stock-based compensation expense	11,148	9,148	22,204	16,091
Litigation expenses	347	6,831	2,189	18,623
Severance costs	2,095	—	6,299	—
Adjusted EBITDA	$(24,708)	$(24,968)	$(40,531)	$(28,326)